CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the captions "Independent Accountants" in the Prospectus for the Victory LifeChoice Funds, under the captions "Financial Highlights" and "Independent Accountants" in the
Prospectuses for the Victory Federal Money Market Fund and the Victory Convertible Securities Fund, under the captions "Independent Accountants" and "Independent Accountants and Reports" in the Statement of Additional Information relating to the Victory Federal Money Market Fund and Victory Convertible Securities Fund and under the caption "Independent Accountants and Reports" in the Statement of Additional Information relating to the Victory LifeChoice Funds in this Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A (File No. 33-8982) of the Victory Portfolios.


                                                     /s/COOPERS & LYBRAND L.L.P.
                                                     ---------------------------


Columbus, Ohio
December 12, 1997